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PUBLIC ACCOUNTS 1999-2000
Published in accordance with section 86 of the Financial Administration Act (S.Q., 2000, c. 15)
Volume 1
CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC
Fiscal year ended March 31, 2000

Ministère des Finances

ISSN 0706-2869
ISBN 2-550-36752-9

Legal deposit — 4th quarter 2000
Bibliothèque nationale du Québec

To the Honourable Lise Thibault
Lieutenant-Governor
Parliament Building
Québec

Dear Madam,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2000.

Bernard Landry
Deputy Prime Minister and Minister of
State for the Economy and Finance

Québec, December 2000

III

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IV

To the Deputy Prime Minister and Minister
of State for the Economy and Finance
Mr. Bernard Landry
Parliament Building
Québec

Dear Sir,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2000. These accounts have been prepared under section 86 of the Financial Administration Act (S.Q., 2000, c. 15).

Respectfully yours,

Nathalie Tremblay, CA
Comptroller of Finance

Québec, December 2000

V

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VI

TABLE OF CONTENTS

INTRODUCTION		IX
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
Consolidated summary of operations		XIII
Consolidated revenue		XV
Consolidated expenditure		XVI
Consolidated financial position		XVIII
Reconciliation of revenue, expenditure and surplus		XIX
Financial statistics		XX
CONSOLIDATED FINANCIAL STATEMENTS
Statement of responsibility		3
Auditor General's report		4
Consolidated statement of operations		7
Consolidated statement of changes in net debt		8
Consolidated statement of financial position		9
Consolidated statement of financial surplus and financing		10
Consolidated statement of fixed assets		12
Notes to financial statements		13
Appendices
1	Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity	27
2	Agencies and special funds whose own reporting entity is included in the Government's reporting entity	29
3	Enterprises included in the Government's reporting entity	31
4	Agencies and funds which conduct transactions of a fiduciary nature that are not included in the Government's reporting entity	32
5	Breakdown of revenue	33
6	Breakdown of expenditure	34
7	Bank overdraft	35
8	Accounts payable and accrued expenses	36
9	Borrowings	38

VII

10	Borrowings to finance the health and social services and education networks and Government enterprises	41
11	Borrowings to finance the work of municipal bodies	42
12	Short-term investments	43
13	Accounts receivable	44
14	Investment in Government enterprises	45
15	Long-term investments	49
16	Other accounts	50
17	Commitments and contingencies	51
18	Summary of transactions of a fiduciary nature conducted by Government agencies and funds	57

VIII

INTRODUCTION

Each year the Ministère des Finances publishes documents on the financial position of the Gouvernement du Québec and the results of its financial transactions.

The Quarterly Presentation of Financial Transactions was published at the close of the second and third quarters of 1999 to account for changes in the financial transactions and facilitate comparison with the projections contained in the 1999-2000 Budget Speech of March 9, 1999.

The 1999-2000 Public Accounts complete the information relating to the actual results for fiscal 1999-2000, whose main data formed part of the first Quarterly Presentation for 2000-2001.

The Public Accounts for the fiscal year ended March 31, 2000 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (S.Q., 2000, c. 15). They are published in two volumes entitled: "Consolidated Financial Statements of the Gouvernement du Québec" and "Revenue, Appropriations and Expenditure of the Consolidated Revenue Fund and Financial Information on the Special Funds of the Gouvernement du Québec"

VOLUME 1 — CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Volume 1 presents summary data on the consolidated financial transactions and the consolidated financial statements of the Gouvernement du Québec for the fiscal year ended March 31, 2000, accompanied by the Auditor General's report.

VOLUME 2 — REVENUE, APPROPRIATIONS AND EXPENDITURE OF THE CONSOLIDATED REVENUE FUND AND FINANCIAL INFORMATION ON THE SPECIAL FUNDS OF THE GOUVERNEMENT DU QUÉBEC

Volume 2 is divided into four sections. The first three sections report on the operations of entities whose revenue is paid into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budgetary agencies, the National Assembly and persons designated by it, and other portfolios. The fourth section presents summary financial information on the special funds.

IX

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X

SUMMARY

OF CONSOLIDATED

FINANCIAL TRANSACTIONS

XI

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XII

CONSOLIDATED SUMMARY OF OPERATIONS
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000		1999(1)
	Budget*	Actual results	Actual results
Own-source revenue	38 284	40 927	38 482
Government of Canada transfers	6 908	6 352	8 090

Total revenue	45 192	47 279	46 572

Expenditure (excluding debt service)	37 593	39 877	39 259
Debt service	7 599	7 372	7 187

Total expenditure	45 192	47 249	46 446

Surplus	—	30	126

*
These data were established on the basis of the revenue and expenditure forecasts announced in the 1999-2000 Budget Speech of March 9, 1999.

(1)
Certain 1999 figures were reclassified for consistency with the presentation adopted in 2000.

Revenue for fiscal 1999-2000 is $2 087 million higher than forecast in the Budget Speech. The $2 643-million increase in own-source revenue results from the better-than-anticipated performance of the economy in 1999, the growth in revenue from Government enterprises and consolidated agencies and the recurrence of additional revenue recorded in late 1998-1999 for revenue from income tax and other taxes.

XIII

CONSOLIDATED SUMMARY OF OPERATIONS (cont'd)

With regard to federal transfers, the $556-million downward adjustment may be attributed to a reduction in revenue from the Canada Health and Social Transfer (CHST).

Expenditure for fiscal 1999-2000, excluding debt service, is $2 284 million higher than anticipated in the Budget Speech. This increase reflects the impact of the additional resources announced, particularly for health and social services and for young people and education.

Debt service is $227 million lower than projected in the Budget. This decrease is due mainly to the fact that interest rates were lower than initially forecast while the Canadian dollar was stronger than expected in relation to other currencies.

XIV

CONSOLIDATED REVENUE
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

(1)
Certain 1999 figures were reclassified for consistency with the presentation adopted in 2000.

XV

CONSOLIDATED EXPENDITURE
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

2000

Total expenditure: 47 249
By mission

Health and Social Services
15 335, 32.5%
Education and Culture
10 555, 22.3%
Debt service
7 372, 15.6%
Support for Individuals and Families
4 782, 10.1%
Economy and Environment
5 894, 12.5%
Administration and Justice
3 311, 7.0%

1999 (1)

Total expenditure: 46 446
By mission

Health and Social Services
14 981, 32.2%
Education and Culture
10 203, 22.0%
Debt service
7 187, 15.5%
Support for Individuals and Families
4 961, 10.7%
Economy and Environment
5 647, 12.1%
Administration and Justice
3 467, 7.5%

(1)
Certain 1999 figures were reclassified for consistency with the presentation adopted in 2000.

XVI

(1)
Certain 1999 figures were reclassified for consistency with the presentation adopted in 2000.

(2)
Including $709 million in 1999-2000 ($664 million in 1998-1999) for the depreciation of fixed assets.

XVII

CONSOLIDATED FINANCIAL POSITION
AS AT MARCH 31, 2000
(in millions of dollars)

(1)
Certain 1999 figures were adjusted following the accounting changes disclosed in Note 2 of the consolidated financial statements.

XVIII

RECONCILIATION OF REVENUE, EXPENDITURE AND SURPLUS
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000	1999
REVENUE
Consolidated Revenue Fund excluding Government enterprises	41 216	41 502
Government enterprises	3 943	3 131
Government agencies and special funds	11 450	10 228

	56 609	54 861

EXPENDITURE
Consolidated Revenue Fund	45 337	44 464
Government agencies and special funds	11 242	10 271

	56 579	54 735

ELIMINATION OF INTER-ENTITY TRANSACTIONS
Revenue	(9 330)	(8 289)
Expenditure	(9 330)	(8 289)

	—	—

SURPLUS	30	126

XIX

FINANCIAL STATISTICS
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

Fiscal year	Revenue*	Expenditure*	(Deficit) or surplus	Net debt(1)
1999-2000	47 279	47 249	30	88 886	(19)
1998-1999	46 572	46 446	126	88 583	(18)
1997-1998	41 689	43 846	(2 157)	88 377	(17)

1996-1997	37 820	41 032	(3 212)	64 833	(16)
1995-1996	38 714	42 661	(3 947)	61 624
1994-1995	36 893	42 714	(5 821)	57 677	(15)
1993-1994	36 519	41 442	(4 923)	51 837
1992-1993	35 874	40 904	(5 030)	46 914	(14)
1991-1992	34 945	39 246	(4 301)	41 885	(13)
1990-1991	33 482	36 457	(2 975)	37 558
1989-1990	31 419	33 183	(1 764)	34 583
1988-1989	30 050	31 754	(1 704)	32 819
1987-1988	28 379	30 775	(2 396)	31 115	(4-10)
1986-1987	25 635	28 607	(2 972)	28 716	(4,11,12)
1985-1986	24 220	27 693	(3 473)	25 735	(4,9,10)
1984-1985	22 345	26 218	(3 873)	21 455	(4,8,9)
1983-1984	21 897	24 061	(2 164)	17 298	(4,7)
1982-1983	19 821	22 284	(2 463)	15 038	(4)
1981-1982	17 909	20 530	(2 621)	12 569	(4,6)
1980-1981	14 635	18 116	(3 481)	14 326	(4)
1979-1980	13 199	15 599	(2 400)	10 836	(4)
1978-1979	11 778	13 276	(1 498)	8 460	(4,5)
1977-1978	11 076	11 780	(704)	7 058	(4)
1976-1977	9 633	10 809	(1 176)	6 353	(3)
1975-1976	8 317	9 268	(951)	5 044
1974-1975	7 224	7 666	(442)	4 093
1973-1974	5 737	6 396	(659)	3 651
1972-1973	5 005	5 352	(347)	2 992
1971-1972	4 477	4 832	(355)	2 645
1970-1971	3 842	3 987	(145)	2 290	(2,2a)

1965-1966	1 736	1 999	(263)	1 398
1960-1961	751	855	(104)	374
1955-1956	462	442	20	275
*
Certain 1998-1999 figures were reclassified for consistency with the presentation adopted in 1999-2000.

(see notes on next page)

XX

FINANCIAL STATISTICS (cont'd)
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

($M = millions of dollars)

(1)
Net debt represents total liabilities minus financial assets, recorded in the statement of financial position.

(2)
Following the retroactive application of the recording of the allowance for losses on guaranteed financial initiatives, the net debt was increased by $8 M owing to the effect the application has on the surpluses or deficits of fiscal years prior to 1970-1971.

(2a)
Following the retroactive application of the recording of sick leave and vacations, the net debt was increased by $65 M owing to the effect the application has on the surpluses or deficits of fiscal years prior to 1970-1971.

(3)
At April 1, 1976, the net debt was increased by $133 M, including $31 M to take into account the recording of equity investments in Government agencies and enterprises according to the modified equity method and by $102 M for the recording of borrowings in foreign currencies at their Canadian equivalent.

(4)
Including adjustments by Government agencies and enterprises to their financial statements of $1 M in 1977-1978, $1 M in 1978-1979, -$24 M in 1979-1980, $9 M in 1980-1981, -$4 M in 1981-1982, $6 M in 1982-1983, $37 M in 1983-1984, $398 M in 1984-1985, $168 M in 1985-1986, $4 M in 1986-1987 and $4 M in 1987-1988.

(5)
At April 1, 1978, the net debt was reduced by $97 M to cancel the effect of changes to the net debt, for purposes of comparison, from 1945-1946 to 1977-1978, following the adoption of a new method for recording pension plans.

(6)
Including a decrease of $4 374 M to take into account the assignment, to the Minister of Finance, of Hydro-Québec shares paid for from retained earnings of this Government enterprise up to December 31, 1980.

(7)
At April 1, 1983, the net debt was increased by $59 M following the cancellation of receivables (advances, accounts and accrued interest) from the Société d'aménagement de l'Outaouais.

(8)
During fiscal 1984-1985, the net debt was reduced by $528 M following the transfer, to the Minister of Finance, of Société immobilière du Québec shares for $80 M and through registering advances of $448 M as compensation for assets transferred to that Société.

(9)
Including an increase of $1 078 M in the net debt, through unamortized fluctuations in exchange rates on foreign currency borrowings of $414 M in 1984-1985 and $664 M in 1985-1986.

(10)
Including a decrease of $25 M in 1985-1986 and of $1 M in 1987-1988 following the transfer, to the Minister of Finance, of Société des établissements de plein air du Québec shares as compensation for assets transferred to that Société.

(11)
At April 1, 1986, the net debt was increased by $14 M following the write-off of equity investments in the Raffinerie de sucre du Québec.

(12)
During fiscal 1986-1987, the net debt was reduced by $9 M following the decrease in accounts payable under capital leases at March 31, 1986.

(13)
Including an increase of $26 M to take into account the adjustment made to borrowings in order to bring sinking fund accounting into conformity with the accounting policies in effect.

(14)
In 1992-1993, the net debt was reduced by $1 M following the transfer, to the Minister of Finance, of Société des établissements de plein air du Québec shares as compensation for assets transferred to that Société.

(15)
In 1994-1995, the net debt was increased by $19 M to take into account the write-off of equity investments in the Société générale des industries culturelles.

(16)
The net debt was reduced by $3 M in 1996-1997 to take into account the portion of unrealized gain on the sale of SOQUIP's interest in Noverco inc. (shares held by the Caisse de dépôt et placement du Québec).

(17)
The net debt was increased by $21 387 M, including $13 173 M for recording unrecorded pension plan obligations, $6 693 M for consolidating Government enterprises, agencies and special funds, $731 M for changing the method used to record borrowings, $461 M for recording public sector restructuring measures, $353 M for recording fixed assets and -$24  M for the excess of the municipal assessment for fixed assets of the Corporation d'hébergement du Québec over their cost on the date of acquisition.

(18)
The net debt was increased by $332 M, including $217 M for recording fixed assets, $25 M for recording accounts payable and accrued expenses, $97 M for adjustments to other accounts and -$7 M for the excess of the municipal assessment for fixed assets of the Corporation d'hébergement du Québec over their cost on the date of acquisition.

(19)
The net debt was increased by $333 M, including $359 M for recording fixed assets and -$26 M for the excess of the municipal assessment for fixed assets of the Corporation d'hébergement du Québec over their cost on the date of acquisition.

XXI

CONSOLIDATED FINANCIAL

STATEMENTS

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STATEMENT OF RESPONSIBILITY

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance in accordance with the Financial Administration Act (S.Q., 2000, c.15, s. 86). These statements are prepared in accordance with the accounting policies disclosed in Note 1 of the financial statements.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance keeps the accounts of the Gouvernement du Québec by maintaining a centralized record of financial transactions, and obtains all the information needed to meet its accounting and financial reporting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit purposes to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Nathalie Tremblay, CA Comptroller of Finance	Gilles Godbout Deputy Minister of Finance

Québec, December 7, 2000

AUDITOR GENERAL'S REPORT

To the National Assembly,

I have audited the following consolidated financial statements of the Gouvernement du Québec for the year ended March 31, 2000:

  •
  operations;

  •
  changes in net debt;

  •
  financial position;

  •
  financial surplus and financing;

  •
  fixed assets.

The Minister of Finance is responsible for preparing these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management of government departments and agencies included in the government financial reporting entity, as well as evaluating the overall financial statement presentation.

TRANSFER EXPENDITURES

Transfer expenditures of $300 million for the health and social services network were included in the operations of the year ended March 31, 1999 even though the facts giving rise to the transfers had not materialized at that date. In my opinion, the criterion permitting their recognition was not met as the expenditures funded by this transfer had not yet been made on March 31, 1999. This practice is contrary to the government's accounting policies and the recommendations of the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants concerning this type of transfer. Because the facts giving rise to the transfer materialized in the course of the present fiscal year, transfer expenditures of $300 million should have been recorded in the fiscal year ended March 31, 2000 instead in the fiscal year ended March 31, 1999.

PROVISION FOR LOSSES ON GUARANTEED FINANCIAL INITIATIVES

Investissement-Québec sets the provision for losses on its financial initiatives guaranteed by the government according to the credit risks and the initiatives in progress. The government records a different provision for these same initiatives according to its own assessment of the credit risks and on the basis of the authorized initiatives rather than of those in progress. In my opinion, the provision established by Investissement-Québec is appropriate because it is evaluated on the basis of the accrual accounting method and a meticulous analysis of the credit risks. Hence, the government should have recorded in its books the provision calculated by Investissement-Québec. The effect of not having entered an appropriate provision is to overstate the surplus of the year ended March 31, 2000 by $24.6 million (understate the surplus of the year ended March 31, 1999 by $101 million) and to overstate the provision for losses on guaranteed financial initiatives and the net debt by $88.4 million at that date (March 31, 1999: $113 million — adjusted amount).

AUDITOR GENERAL'S REPORT (cont'd)

COMMITMENTS FOR THE RÉGIME DE RETRAITE DES EMPLOYÉS DU GOUVERNEMENT ET DES ORGANISMES PUBLICS (RREGOP) AND THE RÉGIME DE RETRAITE DES AGENTS DE LA PAIX EN SERVICES CORRECTIONNELS (RRAPSC)

The liabilities recorded under "Retirement plans" as at March 31, 2000 for the regular service of the RREGOP, excluding that of the senior administration, total $18 177 million and the liabilities recorded for the RRAPSC total $524 million (March 31, 1999: $16 751 and $480 million). These two plans are of the shared-cost type, namely their respective cost, i.e. the ensuing annual contribution, is shared in predetermined proportions between the employer and the participants. This sharing of the annual contribution creates a commitment for the government with respect to the financing of these plans, a commitment whose value corresponds to the fund that the government would have accumulated, had it paid its contributions on the same bases as those which were used to determine the participants' fund. In the case of the RREGOP, the value of this fund was estimated at $33 060 million as at December 31, 1999 (December 31, 1998: $29 391 million). As for the RRAPSC, for which the employees' contributions were paid into the Consolidated Revenue Fund, the value of the fund that the employees and the government would have accumulated was evaluated at $624 million (December 31, 1998: $560 million) at that same date.

In note 5 of its financial statements, the government does not clearly recognize that it has contracted commitments for the financing of these plans. Indeed, it does not indicate that the commitments to which reference is made ensue from the sharing of the annual contribution established according to the legislative provisions of these plans and the collective agreements that the government has negotiated since the creation of the plans. With respect to commitments of $33 060 million and $624 million (December 31, 1998: $29 391 and $560 million) for the RREGOP and the RRAPSC respectively, $18 177 million and $524 million (March 31, 1999: $16 751 and $480 million) are already recorded under liabilities as at March 31, 2000.

Although these commitments had no effect on the liabilities, the net debt and the surplus of the year ended March 31, 2000, this information must be disclosed appropriately to enable readers of the financial statements to better evaluate the government's financial condition.

In my opinion, except for the effects of the inappropriate recording of the expenditures mentioned in the foregoing paragraphs and the inappropriate disclosure by the government of the commitments concerning the financing of the RREGOP and the RRAPSC, these consolidated financial statements present fairly, in all material respects, the financial position of the Gouvernement du Québec as at March 31, 2000, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies described in Note 1. As required by the Auditor General Act (R.S.Q., chapter V-5.01), I report that, in my opinion, these accounting policies have been applied, after giving retroactive effect to the changes in accounting policies explained in Note 2, on a basis consistent with that of the preceding year.

Auditor General of Québec,

Guy Breton, FCA

Québec City, December 7, 2000

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CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

		2000		1999
Appendix		Budget*	Actual results	Actual results
(Note 13)
5	REVENUE (Note 3)
	Income and property taxes	23 022	24 053	23 005
	Consumption taxes	8 556	8 954	8 585
	Duties and permits	1 402	1 490	1 362
	Miscellaneous	2 367	2 487	2 399
	Revenue from Government enterprises	2 937	3 943	3 131

	Own-source revenue	38 284	40 927	38 482
	Government of Canada transfers	6 908	6 352	8 090

	Total revenue	45 192	47 279	46 572

6	EXPENDITURE
	Health and Social Services	14 067	15 335	14 981
	Education and Culture	10 077	10 555	10 203
	Support for Individuals and Families	4 778	4 782	4 961
	Economy and Environment	5 366	5 894	5 647
	Administration and Justice	3 305	3 311	3 467

	Sub-total	37 593	39 877	39 259
	Debt service	7 599	7 372	7 187

	Total expenditure	45 192	47 249	46 446

	Surplus	—	30	126

*
These data were established on the basis of the revenue and expenditure forecasts announced in the 1999-2000 Budget Speech of March 9, 1999.

CONSOLIDATED STATEMENT OF CHANGES IN NET DEBT
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000	1999
PREVIOUSLY ESTABLISHED OPENING BALANCE	88 461	88 377
Adjustment:
Accounts payable and accrued expenses (Note 2a)	25	25
Other accounts (Note 2b)	97	97

Adjusted opening balance	88 583	88 499

Surplus	(30)	(126)
Increase in the net book value of fixed assets (Note 2 c)	359	217

	329	91
Excess of the municipal assessment for fixed assets of the Corporation d'hébergement du Québec over their cost on the date of acquisition	(26)	(7)

Annual change in net debt	303	84

CLOSING BALANCE	88 886	88 583

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2000
(in millions of dollars)

Appendix		2000	1999
(Note 2)
LIABILITIES
7	Bank overdraft	2 282	1 617
8	Accounts payable and accrued expenses	9 258	9 012
	Deferred revenue	1 013	172
	Pension plans (Note 5)	39 337	40 428
9	Borrowings (Note 6)	61 715	61 975
10	Borrowings to finance the health and social services and education networks and Government enterprises (Note 8)	6 136	5 715
11	Borrowings to finance the work of municipal bodies (Note 9)	3 319	3 282
	Allowance for financing the fixed assets of the health and social services and education networks (Note 10)	1 110	1 183

	TOTAL LIABILITIES	124 170	123 384

FINANCIAL ASSETS
12	Short-term investments	703	2 930
13	Accounts receivable	6 904	6 103
14	Investment in Government enterprises	17 123	15 116
15	Long-term investments	1 794	1 753
16	Other accounts	1 514	2 001
	Advances to the health and social services and education networks and Government enterprises (Note 8)	6 136	5 715
	Assets for financing the fixed assets of the health and social services and education networks (Note 10)	1 110	1 183

	TOTAL FINANCIAL ASSETS	35 284	34 801

	NET DEBT	88 886	88 583

Net debt represented by:
	Fixed assets (see consolidated statement of fixed assets)	6 693	6 233
	Accumulated deficit	82 193	82 350

		88 886	88 583

  •
  Commitments and contingencies (Note 11)

  •
  Transactions of a fiduciary nature conducted by Government agencies and funds (Appendix 18)

Nathalie Tremblay, CA	Gilles Godbout
Comptroller of Finance	Deputy Minister of Finance
Québec, December 7, 2000

CONSOLIDATED STATEMENT OF FINANCIAL SURPLUS AND FINANCING
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000		1999
OPERATING ACTIVITIES
Surplus		30		126
Items not affecting liquid assets:
Government's share in the results of enterprises entered as revenue less declared dividends	(1 798)		(1 282)
Doubtful accounts	443		594
Sick leave and vacations	66		60
Allowance for losses on guaranteed financial initiatives	18		154
Pension costs (Note 5)	1 077		930
Interest charges relating to pension plans (Note 5)	2 851		2 500
Depreciation of fixed assets	709		664
Amortization of deferred expenses	2		111
Amortization of unrealized foreign exchange loss	200		293
Amortization of discounts and premiums	116	3 684	120	4 144

		3 714		4 270
Pensions plans:
Benefits and other payments	(2 336)		(2 624)
Employee and independent employer contributions	148	(2 188)	214	(2 410)

Specific purpose accounts (Appendix 8)
Payments and other debits	(339)		(301)
Receipts and other credits	331	(8)	328	27

Changes in liabilities and financial assets related to operations		580		(235)

Liquid assets provided for operating activities		2 098		1 652

INVESTMENT ACTIVITIES
Changes in investment in Government enterprises
Investments made		(212)		(184)
Investments realized		29		86

		(183)		(98)

Changes in long-term investments
Investments made		(284)		(333)
Investments realized		154		183

		(130)		(150)

Fixed assets
Acquisition		(1 106)		(976)
Disposal		38		95

		(1 068)		(881)

Liquid assets used for investment activities		(1 381)		(1 129)

NET FINANCIAL SURPLUS		717		523

CONSOLIDATED STATEMENT OF FINANCIAL SURPLUS AND FINANCING (cont'd)
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000	1999
FINANCING ACTIVITIES
Changes in borrowings
Borrowings made	6 080	9 651
Borrowings repaid	(6 212)	(7 161)

	(132)	2 490
Changes in the Retirement Plans Sinking Fund:
Payments	(2 612)	(944)
Reinvestment of Fund investment income	(219)	(86)
Changes in liquid assets(1)	2 246	(1 983)

NET FINANCING	(717)	(523)

(1)
Liquid assets include short-term investments less bank overdraft, excluding outstanding cheques as well as cash and notes on hand and outstanding deposits.

CONSOLIDATED STATEMENT OF FIXED ASSETS
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	Land	Buildings	Facilities	Complex networks	Equip- ment	Development of data processing systems	2000 Total	1999 Total
Cost of fixed assets — adjusted opening balance	302	3 260	156	10 533	1 296	503	16 050	15 755
Acquisition	22	133	11	538	253	149	1 106	976
Disposal		(63)	(6)	(1)	(23)	(3)	(96)	(147)

Cost of fixed assets — closing balance	324	3 330	161	11 070	1 526	649	17 060	16 584

Accumulated depreciation — adjusted opening balance		1 606	86	7 267	595	162	9 716	9 739
Depreciation expenses		96	10	362	157	84	709	664
Impact of disposal		(42)	(5)		(10)	(1)	(58)	(52)

Accumulated depreciation — closing balance		1 660	91	7 629	742	245	10 367	10 351

Fixed assets (Note 4)	324	1 670	70	3 441	784	404	6 693 (1)	6 233 (1)

(1)
Including fixed assets rented under a $225-million capital lease in 1999-2000 ($249-million capital lease in 1998-1999).

NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

REPORTING ENTITY

The Government's reporting entity encompasses departments, agencies, enterprises and special funds which must account for the management of their financial transactions and resources to a Minister or directly to the National Assembly and which are part of the Government or under its control. They are listed in an appendix to the financial statements.

Transactions of a fiduciary nature conducted by certain agencies and funds are not included in the Government's reporting entity. These agencies and funds are listed in an appendix to the financial statements.

CONSOLIDATION METHOD

The accounts of the Consolidated Revenue Fund and the other entities included in the Government's reporting entity, with the exception of Government enterprises, have been standardized and combined line by line in accordance with the accounting policies disclosed below. Inter-entity transactions and balances have been eliminated.

Government enterprises are accounted for using the modified equity method. Therefore, investment in these enterprises is recorded at cost, which is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and reduced by the portion of dividends that are paid or reported by an enterprise and that accrue to the Government. A Government enterprise has all of the following characteristics:

a)
it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)
it is vested with the financial and administrative power to carry out commercial activities;

c)
its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

d)
it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

REVENUE

Revenue from income and property taxes, consumption taxes, duties, permits, fines and forfeitures is recorded in the fiscal year during which it is received, after deducting reimbursements and other amounts deductible under the applicable legislation. Assessments and amounts billed before the end of the fiscal year are entered as revenue.

Revenue from Government of Canada transfers is recorded in the fiscal year during which it is received. However, claims issued and estimates of revenue from transfers related to shared-cost programs without fiscal compensation are recorded in the fiscal year during which the related expenditures are made.

Other revenue is recorded on the accrual basis. Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

EXPENDITURE

Expenditure includes the cost of goods and services acquired during the fiscal year, with the exception of fixed assets for which an annual depreciation is recorded.

Transfers are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once beneficiaries have met the eligibility criteria.

LIABILITIES

Accounts Payable and Accrued Expenses

Specific purpose accounts

The Financial Administration Act (S.Q., 2000, c. 15) provides for the creation of specific purpose accounts in which amounts received in respect of a contract or an agreement calling for the allocation of funds to a specific purpose may be deposited. Consequently, certain amounts receivable or payable under shared-cost programs without fiscal compensation or as a result of third-party compensation are recorded in specific purpose accounts.

Sick leave and vacations

Obligations relating to sick leave and vacations owed to Government employees are recorded as liabilities. The annual change in this account is posted to expenditure.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other guaranteed financial initiatives are recorded as liabilities when a loss is probable. The annual change in this allowance is posted to expenditure.

The allowance for probable losses is evaluated using a rate based on past experience regarding losses on each of the guarantee programs. Special guarantees are grouped according to risk level.

Pension Plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government's financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses are charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plan liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account. The investment revenue of the Retirement Plans Sinking Fund, created to pay for benefits under these plans, is taken into account in computing interest charges on obligations relating to vested benefits.

Borrowings

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. Issue expenses are recorded as deferred expenses and amortized over the term of each borrowing.

The value of borrowings in foreign currency is adjusted using the rates in effect on the balance sheet date, and the changes are recorded as unrealized foreign exchange gains or losses and amortized over the term of each borrowing.

Gains or losses on financial instruments are deferred and amortized over the remaining term of each agreement. However, foreign exchange gains or losses on short-term agreements aimed at covering the long-term debt are amortized over the remaining term of the borrowing portfolio in the currency concerned.

The amortization is calculated using the straight-line method, except in the case of discounts and premiums, which are amortized according to the effective rate of return on each borrowing.

FINANCIAL ASSETS

Short-term investments are recorded at cost and accounts receivable and loans and advances are recorded initially at cost and then brought down to their net recoverable value through valuation allowances.

Investment in Government enterprises is recorded using the modified equity method.

Other long-term investments are entered at cost and reduced by any durable loss in value. The loss in value is charged to operations for the fiscal year during which it is known.

FIXED ASSETS

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture, and the development of data processing systems.

Fixed assets are recorded at cost and depreciated using a logical, systematic method over a period corresponding to their useful life. They are a component of net debt. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of payments due. Works of art and historic property are not recorded as fixed assets but are mentioned in a note to the financial statements, and their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue liabilities, which are gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, land is recorded at its nominal value.

Sums received from agencies not included in the Government's reporting entity for the purchase of fixed assets are recorded as deferred revenue liabilities and gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, contributions received for the purchase of land are deducted from the latter's cost.

2. ACCOUNTING CHANGES

a)
Accounts payable and accrued expenses

  The transfer expenditure relating to the payment of interest included in financial assistance for producers for farm and forestry financing purposes has been recorded on the accrual basis. Previously, it was recorded on the cash basis.

  Since April 1, 1996, the Government has recorded obligations stemming from sick leave and vacations owed to employees as a liability in the account for sick leave and vacations. However, in the case of certain organizations, these obligations were recorded during the fiscal year. The organizations concerned used to record such benefits when they were used.

  The retroactive application of these accounting adjustments increased the following items:

	2000	1999
	(in millions of dollars)
Accounts payable and accrued expenses	25	25
Net debt	25	25
b)
Other accounts

  In determining the net book value of fixed assets as at March 31, 1998, unrealized foreign exchange losses were recorded under "Other accounts", whereas they should have been posted to net debt.

  The retroactive application of this accounting change increased or decreased the following items:

	2000	1999
	(in millions of dollars)
Other accounts	(97)	(97)
Net debt	97	97

c)
Fixed assets

  The following adjustments were made to the net book value of fixed assets as at April 1, 1999.

  Certain assets that were previously recorded under the "Buildings" and "Facilities" categories and depreciated at the rates applicable to those categories have been restated under the "Land" category. Losses in value have been recognized for other assets.

  The retroactive application of these accounting changes, without adjustments to the financial statements for previous years, increased or decreased the following items:

2000
(in millions of dollars)
Surplus	6
Net debt — fixed assets	101
Net debt — accumulated deficit	(101)

3. REVENUE

ACCORDING TO APPLICABLE LEGISLATION, REVENUE IS SHOWN AFTER DEDUCTION OF THE FOLLOWING ITEMS:

	2000	1999
	(in millions of dollars)
		(adjusted)
Personal income tax:
Refundable tax credits:
Sales tax	466	367
Day care expenses	246	200
Other	37	40
Property tax refunds	257	187
Family assistance allowances	79	76

	1 085	870

Corporate taxes:
Refundable tax credits:
Tax credit for large corporations	179	189
Scientific research and experimental development	169	143
Cinematrographic productions	88	104
Losses other than capital losses	42	49
Other	102	25

	580	510

Duties and permits:
Silvicultural work and other forest management activities	196	207
Highway carrier monitoring	34	34
Refundable mining duties credits for losses pertaining to exploration and capital expenditures and other	7	14

	237	255

	1 902	1 635

4. FIXED ASSETS

Fixed assets are recorded at cost and shown in net debt. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings	Straight-line and annuity	10 to 50 years
Facilities	Straight-line and annuity	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment	Straight-line	3 to 20 years
Development of data processing systems	Straight-line	5 to 10 years

Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

5. PENSION PLANS

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

PENSION PLANS

	Estimated number of participants as at December 31, 1999		Number of beneficiaries as at December 31, 1999
Government and Public Employees Retirement Plan (RREGOP)	460 000		95 994
Pension Plan of Management (PPMP)	20 900		9 590
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	14 925	*	41 608
Civil Service Superannuation Plan (CSSP)	4 950	*	25 922
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	4 000		3 268
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	2 900		806
Pension Plan for Federal Employees Transferred to Employement with the Gouvernement du Québec (PPFETQ)	302		58
Pension Plan of the Judges of the Court of Québec (PPJCQ)	280		271
Pension Plan of the Members of the National Assembly (PPMNA)	125		267

	508 382		177 784

* These plans have not admitted any new participants since July 1, 1973.

These plans are "defined benefit" pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants' average income for the five best paid years and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	› cost-sharing pension plans;
› cost-balance pension plans.

Cost-sharing pension plans

In the case of RREGOP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% (7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers to RREGOP are paid into the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. All Government plans except RREGOP and the PPPOCS fall into this category. The contributions of participants and independent employers to these cost-balance plans are paid into the Consolidated Revenue Fund. The Government thus covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d'assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:
Yield, net of inflation	4.70%
Inflation rate	3.00%
Salary escalation rate, net of inflation	1.25%

Government's liability with regard to the pension plans

The Government's liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years. These gains or losses are amortized using the accounting policy established for this purpose. The Government's liability with regard to the pension plans also includes interest charges calculated on the basis of the value of the actuarial obligations relating to vested benefits as at a given date for the pension plans as a whole.

As shown in the following table, which presents a breakdown of the retirement plans account for the main pension plans, the liability recorded in the Government's retirement plans account is estimated at $44 377 million as at March 31, 2000 for the plans as a whole, including $21 063 million for RREGOP, the plan with the most participants.

PENSION PLANS LIABILITY

	Actuarial obligations relating to vested benefits	Adjustments	Pension plans liability as at March 31, 2000	Pension plans liability as at March 31, 1999
	(in millions of dollars)
RREGOP
— regular service	19 197	(648)	18 549	17 069
— transferred service	2 663	(149)	2 514	2 492
TPP and PPCT	15 203	(456)	14 747	14 629
CSSP	5 499	(130)	5 369	5 381
Other	3 161	37	3 198	3 066

	45 723	(1 346)	44 377	42 637
Sinking fund(1)	(5 040)		(5 040)	(2 209)

	40 683	(1 346)	39 337	40 428

(1)
Under the Financial Administration Act (S.Q., 2000, c. 15, s. 8), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using a part of the Consolidated Revenue Fund up to an amount equal to the sums recorded in the retirement plans account in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The sinking fund's assets are recorded at a value based on their market value. During fiscal 1999-2000, the Minister made investments of $2 612 million in the Retirement Plans Sinking Fund. At March 31, 2000, $219 million in revenue ($86 million in 1999) was reinvested in the sinking fund, and was taken into account in calculating the interest charges relating to pension plans.

Actuarial valuations and subsequent estimates

The most recent estimates, which were filed and issued in 2000, were determined on the basis of actuarial valuations as at December 31, 1997 for the PPPOCS, as at December 31, 1996 for RREGOP, the TPP, the CSSP, the PPCT, the SPMSQ, the PPMNA and the PPJCQ, and as at December 31, 1994 for the PPFETQ.

TOTAL COST OF PENSION PLANS

	2000	1999
	(in millions of dollars)
		(Note 13)
Pension costs
Cost of vested benefits excluding interest charges	1 042	1 054
Employee contributions	(124)	(206)
Independent employer contributions	(24)	(8)

	894	840
Cost of changes(1)	44	—
Amortization of adjustments to estimates based on actuarial gains or losses	139	90

	1 077	930
Interest charges relating to the pension plans	2 632 (2)	2 414 (2)

Total	3 709	3 344

(1)
In accordance with the Act to amend the pension plans of the public and parapublic sectors (S.Q. 2000, c. 32), the Government improved the retirement eligibility criteria for the PPMP by granting participants, for service acquired as at December 31, 1999, a retirement pension calculated on the basis of their average income for the three best paid years and a new permanent retirement eligibility criterion with no actuarial reduction, i.e. 88 factor with a minimum age of 55.

(2)
Including $219 million in 1999-2000 ($86 million in 1998-1999) in sinking fund investment income.

FUNDING OF PENSION PLANS

Actuarial valuations for funding purposes for regular service under "cost-sharing" pension plans (RREGOP and PPPOCS)

By law, actuaries of the Commission administrative des régimes de retraite et d'assurances (CARRA) are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, Government commitments for funding purposes are calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP, this fund was estimated at $33 060 million as at December 31, 1999 ($29 931 million in 1998). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $624 million on that date ($560 million in 1998). The difference between these amounts and the liability recorded for these two plans represents a non-payable amount that does not have to be recorded as a liability of the Government. The difference may be attributed to the use of different economic assumptions and methods.

According to the valuations made for funding purposes using data as at December 31, 1993, the Government's rate of contribution for regular service under RREGOP as at December 31, 1999 was equal to 4.80% of eligible earnings for participants who may be unionized (4.10% for non-unionizable participants). In October 1998, CARRA actuaries tabled an actuarial valuation that was based on data as at December 31, 1996 and that updated the previous valuation. In addition, following the conclusion of an agreement between the Government and employee representatives in December 1999, changes were made to RREGOP starting January 1, 2000 on the basis of the 1998 valuation. Since then, the Government's rate of contribution for regular service has been equal to 3.12% of income for participants who may be unionized (0.40% for non-unionizable participants).

6. BORROWINGS

Borrowings translated into Canadian dollars are shown below by currency and year of maturity. Monetary units by currency take currency swap contracts into account:

	2000				1999
Currency(1)	In millions of monetary units	Total in Canadian equivalent		Weighted average interest rate %	In millions of monetary units	Total in Canadian equivalent	Weighted average interest rate %
		(in millions of dollars)				(in millions of dollars)	(adjusted)
In Canadian dollars	42 106	42 106	(2)	7.69	43 900	43 900	7.83
In U.S. dollars	8 788	12 774		7.36	5 728	8 647	7.44
In Japanese yen	465 527	6 592		4.30	511 457	6 521	4.17
In Swiss francs	1 583	1 384		4.13	2 522	2 578	4.13
In Deutsche marks	140	100		5.85	1 386	1 156	5.15
In French francs	1 918	407		6.55	2 898	720	6.85
In pounds sterling					198	483	9.73
In Euro	132	184		5.25	(117)	(190)	4.69

		63 547		6.92%		63 815	6.96%

Less:
Sinking funds		1 832				1 840

Total		61 715				61 975

(1)
Foreign monetary units are translated into their Canadian equivalent at the rates in effect on March 31.

(2)
The Government held $65 million worth of its securities as at March 31, 2000 ($365 million as at March 31, 1999).

Note: A summary by type of currency and borrowing is presented in Appendix 9.

Maturing in	In Canadian dollars	In U.S. dollars	In Japanese yen	In Swiss francs	Other	Total 2000
						(in millions of dollars)
2001	6 288	1 675	708			8 671
2002	4 591	449		12	1	5 053
2003	3 201	242		72		3 515
2004	3 656			156		3 812
2005	4 013	145		298	1	4 457

	21 749	2 511	708	538	2	25 508
2006-2010	10 199	2 704	1 801	846	588	16 138
2011-2015	1 669	145	2 195			4 009
2016-2020	533	872	1 605		101	3 111
2021-2025	1 956	2 250	283			4 489
2026-2030	4 084	3 638				7 722
2030 and thereafter	505	233				738

Total	40 695	12 353	6 592	1 384	691	61 715

Note:	This schedule takes into account $2 094 million in 2001 for treasury bills and was drawn up considering projected reimbursements of $522 million in 2001, $416 million in 2002, $333 million in 2003, $269 million in 2004, $203 million in 2005 and $738 million in 2006-2010 for bonds redeemable on demand. Moreover, the amounts in Canadian and U.S. currency take the sinking funds into account.

7. FINANCIAL INSTRUMENTS

To meet the financial requirements arising from its operations for refunding maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and active debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of these contracts is to exchange cash flows from one currency to another.

The value of these contracts in currency, as indicated in the statement of financial position, is shown by type of currency in Appendices 9 to 11. These contracts mature at various dates until 2008.

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest-rate risk, the Government uses interest rate swap contracts. These contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value. The Government manages debt by using short-term derivative instruments in an effort to control risk.

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses for each counterparty.

A credit limit is granted to each counterparty based mainly on their credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S.$3 500 million with a banking syndicate.

As at March 31, 2000, none of these credit lines or agreements had been used.

8. BORROWINGS TO FINANCE THE HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS AND GOVERNMENT ENTERPRISES

Borrowings contracted by the Government for organizations in the health and social services and education networks and for Government enterprises are shown separately as liabilities. To offset these borrowings, advances to the health and social services and education networks and Government enterprises are granted on the same conditions as the borrowings and are recorded as financial assets.

Borrowings translated into Canadian dollars are shown below by currency and year of maturity. Monetary units by currency take currency swap contracts into account:

	2000			1999
Currency(1)	In millions of monetary units	Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units	Total in Canadian equivalent	Weighted average interest rate %
		(in millions of dollars)			(in millions of dollars)	(adjusted)
In Canadian dollars	6 155	6 155	6.74%	5 727	5 727	6.80%

Less:
Sinking funds		19			12

Total		6 136			5 715

(1)
Foreign monetary units are translated into their Canadian equivalent at the rates in effect on March 31.

Note: A summary by type of currency and borrowing is presented in Appendix 10.

2000
Maturing in	In Canadian dollars
(in millions of dollars)
2001	1 131
2002	137
2003	1 152
2004	891
2005	86

3 397
2006-2010	2 168
2011-2015	187
2016-2020	21
2021-2025	363

Total	6 136

Note: This schedule takes into account an amount of $624 million, for treasury bills, maturing in 2001.

9. BORROWINGS TO FINANCE THE WORK OF MUNICIPAL BODIES

Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d'assainissement des eaux (SQAE), to contributing to the financing of work costs by reimbursing, based on their date of maturity, the principal and interest on borrowings contracted by the SQAE.

Borrowings translated into Canadian dollars are shown below by currency and year of maturity. Monetary units by currency take currency swap contracts into account:

	2000			1999
Currency(1)	In millions of monetary units	Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units	Total in Canadian equivalent	Weighted average interest rate %
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	3 319	3 319	8.66%	3 282	3 282	8.93%

(1)
Foreign monetary units are translated into their Canadian equivalent at the rates in effect on March 31.

Note: A summary by type of currency and borrowing is presented in Appendix 11.

2000
Maturing in	In Canadian dollars
(in millions of dollars)
2001	910
2002	279
2003	399
2004	593
2005	270

2 451
2006-2010	818
2011-2015	50

Total	3 319

Note: This schedule takes into account an amount of $246 million, for treasury bills, maturing in 2001.

10. ALLOWANCE FOR FINANCING THE FIXED ASSETS OF THE HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS

Under the General and Vocational Colleges Act (R.S.Q., c. C-29), the Education Act (R.S.Q., c. I-13.3), the University Investments Act (R.S.Q., c. I-17), the Act respecting health services and social services (R.S.Q., c. S-4-2) and the Act respecting health services and social services for Cree Native persons (R.S.Q., c. S-5), the Government has created sinking funds for the purpose of repaying, out of the sums deposited by the Minister responsible, borrowings (principal and interest) contracted to finance the fixed assets of organizations in the health and social services and education networks.

The net assets of these sinking funds are as follows:

	2000	1999
	(in millions of dollars)
Sinking funds relating to borrowings by:
General and vocational colleges in Québec	214	197
Québec school boards	338	408
Québec university establishments	254	247
Québec health and social services organizations	304	331

	1 110	1 183

11. COMMITMENTS AND CONTINGENCIES

A)
Commitments for transfers to school boards and educational institutions, health and social services institutions, municipalities and municipal bodies, and other beneficiaries for reimbursement of the principal on borrowings contracted for capital expenditures and for other capital expenditures, as well as certain other commitments, are shown in summary form in Appendix 17. As at March 31, 2000, these commitments totalled $19 103 million ($18 460 million as at March 31, 1999: adjusted amount).

B)
Net guaranteed financial initiatives as at March 31, 2000 totalled $45 365 million ($45 687 million as at March 31, 1999) including $38 165 million as at March 31, 2000 ($39 128 million as at March 31, 1999) related to Hydro-Québec loan guarantees. These net guaranteed financial initiatives are shown in summary form in Appendix 17.

C)
The Government is faced with claims and lawsuits, pending or potential. Some pertain to land claims by Native groups and benefit claims by social aid recipients under 30 years of age, while others, involving $605 million ($642 million in 1999: adjusted amount), derive from breach of contract, personal injury or property damage and other similar causes. Since the outcome of these contingencies is uncertain, it is impossible to determine the potential loss the Government might incur.

12. MAJOR TRANSACTIONS BETWEEN GOVERNMENT ENTERPRISES AND ENTITIES INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

The most important transactions between the Government and its enterprises break down as follows:

	2000	1999
	(in millions of dollars)
		(adjusted)
Revenue:
Income and property taxes	320	334
Sales of goods and services	373	380

	693	714

Expenditure:
Health and Social Services	354	343
Economy and Environment	51	84
Administration and Justice	36	34

	441	461

13. COMPARATIVE FIGURES

Certain comparative figures for 1999 were reclassified for consistency with the presentation adopted in 2000.

APPENDIX 1

GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS
WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND AND INCLUDED
IN THE GOVERNMENT'S REPORTING ENTITY

Affaires municipales et Métropole
        Commission municipale du Québec
        Conseil des aînés
        Régie du logement

Agriculture, Pêcheries et Alimentation
        Commission de protection du territoire agricole du Québec
        Régie des assurances agricoles du Québec
        Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor, Administration et Fonction publique
        Commission de la fonction publique

Conseil exécutif
        Conseil permanent de la jeunesse

Culture et Communications
        Commission des biens culturels du Québec
        Régie du cinéma

Éducation
        Commission consultative de l'enseignement privé
        Commission d'évaluation de l'enseignement collégial
        Conseil supérieur de l'éducation

Emploi et Solidarité sociale

Environnement
        Bureau d'audiences publiques sur l'environnement

Famille et Enfance
        Conseil de la famille et de l'enfance

Faune et Parcs
        Société de la faune et des parcs du Québec

Finances
        Inspecteur général des institutions financières
        Régie de l'assurance-dépôts du Québec

Industrie et Commerce

Justice
        Comité de la rémunération des juges de la Cour du Québec et des cours municipales
        Conseil de la justice administrative
        Conseil de la magistrature
        Conseil du statut de la femme
        Tribunal des droits de la personne

APPENDIX 1 (cont'd)

GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS
WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND AND INCLUDED
IN THE GOVERNMENT'S REPORTING ENTITY

Personnes désignées par l'Assemblée nationale
        Directeur général des élections — Commission de la représentation
        Protecteur du citoyen
        Vérificateur général

Recherche, Science et Technologie
        Conseil de la science et de la technologie

Régions

Relations avec les citoyens et Immigration
        Commission d'accès à l'information
        Commission des droits de la personne et des droits de la jeunesse
        Conseil des relations interculturelles
        Office de la protection du consommateur

Relations internationales
        Commission de protection de la langue française
        Commission de toponymie
        Conseil de la langue française
        Office de la langue française

Ressources naturelles

Revenu

Santé et Services sociaux
        Commissaire aux plaintes en matière de santé et de services sociaux
        Conseil de la santé et du bien-être
        Conseil médical du Québec
        Office des personnes handicapées du Québec

Sécurité publique
        Bureau du coroner
        Comité de déontologie policière
        Commissaire à la déontologie policière
        Commission québécoise des libérations conditionnelles
        Régie des alcools, des courses et des jeux

Tourisme

Transports
        Commission des transports du Québec

Travail
        Commission de l'équité salariale
        Conseil consultatif du travail et de la main-d'oeuvre
        Conseil des services essentiels
        Régie du bâtiment du Québec

APPENDIX 2

AGENCIES AND SPECIAL FUNDS WHOSE OWN REPORTING ENTITY
IS INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

AGENCIES

Agence de l'efficacité énergétique
Agence métropolitaine de transport(1)
Bibliothèque nationale du Québec
Bureau d'accréditation des pêcheurs et des aides-pêcheurs du Québec
Bureau des services financiers(1)
Comité consultatif de l'environnement Kativik
Commissaire de l'industrie de la construction
Commission de la capitale nationale du Québec
Commission de la qualité de l'environnement Kativik
Commission de reconnaissance des associations d'artistes et des associations de producteurs
Commission des lésions professionnelles
Commission des normes du travail
Commission des services juridiques
Commission des valeurs mobilières du Québec
Conseil des arts et des lettres du Québec
Corporation d'urgences-santé de la région de Montréal métropolitain
Fondation de la faune du Québec
Fonds d'aide aux recours collectifs
Fonds d'assurance-prêts agricoles et forestiers
Fonds de la recherche en santé du Québec
Fonds pour la formation de chercheurs et l'aide à la recherche(1)
Grande bibliothèque du Québec
Héma-Québec
Institut de la statistique du Québec
Institut de police du Québec(1)
Institut de tourisme et d'hôtellerie du Québec(1)
Institut national de santé publique du Québec
Investissement-Québec
Musée d'art contemporain de Montréal
Musée de la civilisation
Musée du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris
Office des professions du Québec
Parc technologique du Québec métropolitain
Régie de l'assurance maladie du Québec
Régie de l'énergie
Régie des installations olympiques
Sidbec
Société de développement des entreprises culturelles
Société de développement de la zone de commerce international de Montréal à Mirabel
Société de financement agricole
Société de la Place des Arts de Montréal(1)
Société de télédiffusion du Québec (Télé-Québec)
Société des traversiers du Québec
Société d'habitation du Québec(1)
Société d'investissement Jeunesse
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec
Société du Palais des congrès de Montréal

(1)
Entities whose year-end date does not correspond to March 31, 2000 and for which no data were available on that date.

        APPENDIX 2 (cont'd)

AGENCIES AND SPECIAL FUNDS WHOSE OWN REPORTING ENTITY
IS INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

AGENCIES (cont'd)

Société du parc industriel et portuaire de Bécancour
Société du parc industriel et portuaire Québec-Sud
Société immobilière du Québec
Société nationale de l'amiante
Société québécoise d'assainissement des eaux
Société québécoise de récupération et de recyclage
Société québécoise d'information juridique
Tribunal administratif du Québec

SPECIAL FUNDS

Assistance Fund for Independent Community Action
Assistance Fund for Victims of Crime
Civil Status Fund
Collection Fund
Financial Assistance Fund for Certain Disaster Areas
Financing Fund
Fonds du Centre financier de Montréal
Forestry Fund
Fund to Combat Poverty through Reintegration into the Labour Market
Fund for the Contributions of Motorists to Public Transit
Fund for the Management of Québec Immovables on Foreign Soil
Fund for the Sale of Goods and Services of the Ministère des Ressources naturelles
Government Information Fund
Government Services Fund
Health Services Fund
Horse-Racing Industry Fund
Ice Storm Fund
Information Technology Fund of the Conseil du trésor
Information Technology Fund of the Ministère de la Solidarité sociale
Information Technology Fund of the Ministère des Finances
Information Technology Fund of the Ministère du Revenu
Labour Market Development Fund
Land and Geographic Information Fund
Police Services Fund
Prescription Drug Insurance Fund
Québec Cadastre Reform Fund
Québec Youth Fund
Regional Development Fund
Register Fund of the Ministère de la Justice
Road Network Preservation and Improvement Fund
Rolling Stock Management Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Special Local Activities Financing Fund
Special Olympic Fund
Support Payments Fund *
Tourism Partnership Fund

*
This fund also conducts transactions of a fiduciary nature that are not included in the Government's reporting entity.

APPENDIX 3

ENTERPRISES INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

Centre de recherche industrielle du Québec

Commission de la santé et de la sécurité du travail

Corporation d'hébergement du Québec

Financement-Québec

Fonds d'indemnisation du courtage immobilier

Hydro-Québec *

Immobilière SHQ

Loto-Québec

Régie de l'assurance-dépôts du Québec

Société de développement de la Baie James

Société de l'assurance automobile du Québec

Société des alcools du Québec

Société des établissements de plein air du Québec

Société générale de financement du Québec

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

*
This enterprise also conducts transactions of a fiduciary nature that are not included in the Government's reporting entity.

APPENDIX 4

AGENCIES AND FUNDS WHICH CONDUCT TRANSACTIONS OF A FIDUCIARY NATURE THAT ARE
NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

Caisse de dépôt et placement du Québec

Comité Centraide — public sector

Commission administrative des régimes de retraite et d'assurances

Commission de la construction du Québec

Curateur public (Le)

Fonds central pour le bénéfice des personnes incarcérées

Fonds d'assurance-récolte

Fonds d'assurance-stabilisation des revenus agricoles

Fonds de contrats à terme

Fonds d'indemnisation des services financiers

Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes

Fonds national de formation de la main-d'oeuvre

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec — Pension Plan

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Travel Agents' Security Funds

Trust Funds

APPENDIX 5

BREAKDOWN OF REVENUE
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000	1999
		(Notes 13)
Income and property taxes
Personal income tax	15 944	15 281
Contributions to the Health Services Fund	4 429	4 260
Corporate taxes	3 680	3 464

	24 053	23 005

Consumption taxes
Sales	6 780	6 444
Fuel	1 605	1 604
Tobacco	555	523
Pari-mutuel	14	14

	8 954	8 585

Duties and permits
Motor vehicles	729	724
Alcoholic beverages	139	135
Natural resources	369	257
Other	253	246

	1 490	1 362

Miscellaneous
Sales of goods and services	1 734	1 644
Interest	426	411
Fines, forfeitures and recoveries	327	344

	2 487	2 399

Revenue from Government enterprises
Commission de la santé et de la sécurité du travail	787	631
Société des alcools du Québec	442	408
Loto-Québec	1 289	1 167
Hydro-Québec	1 090	754
Other	335	171

	3 943	3 131

Total own-source revenue	40 927	38 482

Government of Canada transfers
Equalization	4 387	5 385
Canada Health and Social Transfer	1 120	1 697
Other programs	845	1 008

Total Government of Canada transfers	6 352	8 090

Total revenue	47 279	46 572

APPENDIX 6

BREAKDOWN OF EXPENDITURE
FISCAL YEAR ENDED MARCH 31, 2000
(in millions of dollars)

	2000	1999
(Note 13)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration	17 279	16 879
Operating	3 171	2 984
Capital	1 416	1 045
Interest	1 497	1 453
Support	9 925	10 304

	33 288	32 665
Remuneration	3 443	3 293
Operating(1)	2 685	2 674
Doubtful accounts and other allowances	461	627

Sub-total	39 877	39 259
Debt service	7 372	7 187

Total expenditure	47 249	46 446

(1)
Including $709 million in 1999-2000 ($664 million in 1998-1999) for the depreciation of fixed assets.

APPENDIX 7

BANK OVERDRAFT
AS AT MARCH 31, 2000
(in millions of dollars)

	2000	1999
Outstanding cheques	1 080	608
Short-term borrowings(1)	1 533	1 541

	2 613	2 149

Cash in bank	177	204
Cash and notes on hand and outstanding deposits	154	328

	331	532

	2 282	1 617

(1) Breakdown of short-term borrowings.
	2000	1999
Banker's acceptances and borrowings	163	184
U.S. commercial paper	1 318	1 242
Notes at par	45	110
Line of credit	7	5

	1 533	1 541

Short-term borrowings mature at various dates until 2001 and bear interest at rates of 5.11% to 6.10%.

APPENDIX 8

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
AS AT MARCH 31, 2000
(in millions of dollars)

		2000		1999
				(Note 2)
Remuneration		576		302
Suppliers		1 061		1 414
Advances from trust funds		359		249
Clearing account for collected taxes:
Municipal taxation	374		382
Other	89	463	114	496

Specific purpose accounts(1)		24		32
Transfers to:
School boards and educational institutions	1 359		924
Health and social services institutions	669		431
Municipalities and municipal bodies	124		134
Other	967	3 119	1 435	2 924

Accrued interest on borrowings		1 629		1 573
Sick leave and vacations(2)		884		825
Allowance for losses on guaranteed financial initiatives(2)		814		883
Survivor's pension plan(2)		329		314

		9 258		9 012

(1)
Summary of specific purpose accounts (see table on next page).

(2)
Includes mainly amounts payable over the long-term.

  APPENDIX 8

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
AS AT MARCH 31, 2000
(in millions of dollars)

(1)
Summary of specific purpose accounts:

	Receipts and other credits
	Balance as at March 31, 1999	Payments and other debits	Government of Canada transfers — Other programs	Sales of goods and services	Surplus for the year	Balance as at March 31, 2000
SALES OF GOODS AND SERVICES
Account for administering the Goods and Services Tax		102		102
Account for financing the horse-racing industry recovery plan	4	13		11	(2)	2
Other	9	24		23	(1)	8
GOVERNMENT OF CANADA TRANSFERS
Account for financing the Waskaganish Cree community access road	16	12	1		(11)	5
Account for the Canada-Québec strategic road improvement		16	16
Account for infrastructure work		15	15
Account for financing millennium scholarships		64	64
Account for the welcoming and settlement of Kosovo refugees		12	12
Ice storm account		60	60
Other	3	21	27		6	9

			195	136

	32	339		331	(8)	24

APPENDIX 9

BORROWINGS
AS AT MARCH 31, 2000
(in millions of dollars)

	2000				1999
Summary by type of currency and borrowing	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %
								(adjusted)
IN CANADIAN DOLLARS
Treasury bills	2 094		2 094		1 972		1 972
Savings products	2 591		2 591		2 500		2 500
Bonds and notes	23 600		23 600		21 869		21 869
Medium-term notes on the Canadian market	2 213		2 213		2 263		2 263
Medium-term notes on the U.S. market	65		65		65		65
Medium-term notes on the European market	30		30		30		30
Commitments under capital leases	225		225		246		246
Currency swap contracts	11 288		11 288		14 955		14 955

	42 106	C$	42 106	7.69%	43 900	C$	43 900	7.83%

IN U.S. DOLLARS
Bonds and notes	9 458		13 747		8 861		13 373
Medium-term notes on the Canadian market	13		19		13		20
Medium-term notes on the U.S. market	943		1 373		1 008		1 522
Medium-term notes on the European market	1 077		1 565		1 311		1 980
Currency swap contracts	(2 703)		(3 930)		(5 465)		(8 248)

	8 788	U.S.$	12 774	7.36%	5 728	U.S.$	8 647	7.44%

IN JAPANESE YEN
Bonds and notes	278 337		3 941		279 179		3 560
Medium-term notes on the U.S. market	3 391		48		3 391		43
Medium-term notes on the European market	360 706		5 107		419 420		5 347
Currency swap contracts	(176 907)		(2 504)		(190 533)		(2 429)

	465 527		¥6 592	4.30%	511 457		¥6 521	4.17%

IN SWISS FRANCS
Bonds and notes	713		623		714		730
Currency swap contracts	870		761		1 808		1 848

	1 583	Sfr	1 384	4.13%	2 522	Sfr	2 578	4.13%

IN DEUTSCHE MARKS
Bonds and notes	1 635		1 163		3 882		3 238
Medium-term notes on the European market	477		340		477		398
Currency swap contracts	(1 972)		(1 403)		(2 973)		(2 480)

	140	DM	100	5.85%	1 386	DM	1 156	5.15%

AMOUNTS CARRIED FORWARD			62 956				62 802

APPENDIX 9

BORROWINGS (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

	2000				1999
Summary by type of currency and borrowing	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %
								(adjusted)
AMOUNTS BROUGHT FORWARD			62 956				62 802

IN FRENCH FRANCS
Bonds and notes	5 807		1 232		7 806		1 941
Medium-term notes on the European market	2 812		596		4 794		1 192
Currency swap contracts	(6 701)		(1 421)		(9 702)		(2 413)

	1 918	Ffr	407	6.55%	2 898	Ffr	720	6.85%

IN POUNDS STERLING
Bonds and notes	198		459		198		483
Currency swap contracts	(198)		(459)

	—		£—		198		£483	9.73%

IN DUTCH GUILDERS
Bonds and notes	350		221		350		259
Currency swap contracts	(350)		(221)		(350)		(259)

	—	DFl	—		—	DFl	—

IN AUSTRALIAN DOLLARS
Bonds and notes	236		208		286		274
Currency swap contracts	(236)		(208)		(286)		(274)

	—	A$	—		—	A$	—

IN LUXEMBOURG FRANCS
Bonds and notes	2 040		70		2 048		83
Currency swap contracts	(2 040)		(70)		(2 048)		(83)

	—	Lfr	—		—	Lfr	—

IN SWEDISH KRONOR
Bonds and notes	507		85		509		94
Currency swap contracts	(507)		(85)		(509)		(94)

	—	Skr	—		—	Skr	—

IN EURO
Bonds and notes	840		1 168		51		83
Medium-term notes on the European market	324		451		22		36
Currency swap contracts	(1 032)		(1 435)		(190)		(309)

	132		€184	5.25%	(117	)€	(190)	4.69%

IN SPANISH PESETAS
Bonds and notes	10 042		84		10 059		99
Currency swap contracts	(10 042)		(84)		(10 059)		(99)

	—	SPP	—		—	SPP	—

			63 547	6.92%			63 815	6.96%

Less:
Sinking fund			1 832				1 840

			61 715				61 975

APPENDIX 9

BORROWINGS (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

SINKING FUND
CHANGES IN FUND BALANCE
AS AT MARCH 31, 2000

	2000		1999
Opening balance	1 852		1 712
Plus:
Payment from the Consolidated Revenue Fund	135		113
Net revenue	15		110
Gains (losses) on interest rate swap contracts	(7)		7

	1 995		1 942
Less:
Funds used to repay specific borrowings	144		90

Closing balance	1 851	(1)	1 852	(1)

(1)
Includes $19 million ($12 million in 1999) from the Sinking Fund Relating to Government Borrowings contracted to finance the health and social services and education networks and Government enterprises.

SINKING FUND
STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2000

	2000		1999
			(Note 13)
Investments
Treasury bills	68		68
Deposit certificates			141
Bonds and notes	1 759		1 660
Borrowings by the Gouvernement du Québec			29

	1 827		1 898

Other assets
Cash on hand	4		9
Accounts receivable and accrued interest	26		39
Deferred losses on forward exchange contracts	8		6

	38		54

Liabilities
Accounts payable	7
Unrealized foreign exchange gain			8
Amounts on deposit — Securities loans	7		92

	14		100

Fund balance	1 851	(1)	1 852	(1)

(1)
Includes $19 million ($12 million in 1999) from the Sinking Fund Relating to Government Borrowings contracted to finance the health and social services and education networks and Government enterprises.

APPENDIX 10

BORROWINGS TO FINANCE THE HEALTH AND SOCIAL SERVICES AND
EDUCATION NETWORKS AND GOVERNMENT ENTERPRISES(1)
AS AT MARCH 31, 2000
(in millions of dollars)

	2000				1999
Summary by type of currency and borrowing	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %
								(adjusted)
IN CANADIAN DOLLARS
Treasury bills	624		624		883		883
Bonds and notes	4 915		4 915		3 973		3 973
Medium-term notes on the Canadian market	98		98		104		104
Medium-term notes on the U.S. market	17		17		17		17
Currency swap contracts	501		501		750		750

	6 155	C$	6 155	6.74%	5 727	C$	5 727	6.80%

IN U.S. DOLLARS
Bonds and notes	3		4		3		4
Medium-term notes on the U.S. market	217		315		255		385
Medium-term notes on the European market	79		115		79		119
Currency swap contracts	(299)		(434)		(337)		(508)

	—	U.S.$	—		—	U.S.$	—

IN JAPANESE YEN
Bonds and notes	5 000		71		5 000		64
Medium-term notes on the European market	3 514		50		3 518		45
Currency swap contracts	(8 514)		(121)		(8 518)		(109)

	—		¥—		—		¥—

			6 155	6.74%			5 727	6.80%

Less:
Sinking fund			19				12

			6 136				5 715

(1)
Advances to the health and social services and education networks and Government enterprises are granted on the same conditions as these borrowings.

APPENDIX 11

BORROWINGS TO FINANCE THE WORK OF MUNICIPAL BODIES
AS AT MARCH 31, 2000
(in millions of dollars)

	2000				1999
Summary by type of currency and borrowing	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %	In millions of monetary units		Total in Canadian equivalent	Weighted average interest rate %
IN CANADIAN DOLLARS
Treasury bills	246		246		114		114
Bonds and notes	1 887		1 887		1 982		1 982
Currency swap contracts	1 186		1 186		1 186		1 186

	3 319	C$	3 319	8.66%	3 282	C$	3 282	8.93%

IN U.S. DOLLARS
Bonds and notes	122		177		122		183
Medium-term notes on the U.S. market	100		145		100		151
Currency swap contracts	(222)		(322)		(222)		(334)

	—	U.S.$	—		—	U.S.$	—

IN JAPANESE YEN
Bonds and notes	12 000		170		12 000		153
Currency swap contracts	(12 000)		(170)		(12 000)		(153)

	—		¥—		—		¥—

IN SWISS FRANCS
Bonds and notes	125		109		125		128
Currency swap contracts	(125)		(109)		(125)		(128)

	—	Sfr	—		—	Sfr	—

IN DEUTSCHE MARKS
Bonds and notes	411		293		411		343
Medium-term notes on the European market	99		71		99		83
Currency swap contracts	(510)		(364)		(510)		(426)

	—	DM	—		—	DM	—

IN LUXEMBOURG FRANCS
Bonds and notes	4 000		138		4 000		162
Currency swap contracts	(4 000)		(138)		(4 000)		(162)

	—	Lfr	—		—	Lfr	—

			3 319	8.66%			3 282	8.93%

APPENDIX 12

SHORT-TERM INVESTMENTS
AS AT MARCH 31, 2000
(in millions of dollars)

	2000	1999
Treasury bills	102	532
Deposit certificates	532	493
Banker's acceptances	46	1 276
Notes	16	601
Other	7	28

	703	2 930

The return on short-term investments ranges from 5.14% to 5.85% and such investments mature at various dates until 2001.

APPENDIX 13

ACCOUNTS RECEIVABLE
AS AT MARCH 31, 2000
(in millions of dollars)

	2000	1999
Accounts receivable
Income and property taxes(1)	2 535	2 334
Consumption taxes(1)	1 519	1 483
Duties and permits(1)	157	116
Miscellaneous revenue	1 274	1 244
Revenue from Government enterprises	545	613
Government of Canada transfers	1 241	840
Specific purpose accounts:
Sales of goods and services	18	18
Government of Canada transfers	59	64
Expenditure and other	578	453

	7 926	7 165
Less: Allowance for doubtful accounts	1 029	1 079
Plus: Accrued interest on investments	7	17

	6 904	6 103

(1)
Including, for agents and assignees, $900 million for income and property taxes ($671 million in 1999), $1 045 million for consumption taxes ($1 032 million in 1999) and $101 million for duties and permits ($94 million in 1999).

APPENDIX 14

INVESTMENT IN GOVERNMENT ENTERPRISES
AS AT MARCH 31, 2000
(in millions of dollars)

INVESTMENT IN GOVERNMENT ENTERPRISES

			2000	1999
	Loans and advances	Equity value	Investment in Government enterprises	Investment in Government enterprises
Centre de recherche industrielle du Québec	5	23	28	25
Commission de la santé et de la sécurité du travail(2)		(414)	(414)	(1 201)
Corporation d'hébergement du Québec		408	408	336
Financement-Québec		14	14	10
Fonds d'indemnisation du courtage immobilier(3)		3	3	3
Hydro-Québec(2)	7	14 256	14 263	13 626
Immobilière SHQ(3)		14	14	14
Loto-Québec		133	133	94
Régie de l'assurance-dépôts du Québec(3)		181	181	162
Société de développement de la Baie James(2)		3	3	3
Société de l'assurance automobile du Québec(2)		572	572	441
Société des alcools du Québec		47	47	46
Société des établissements de plein air du Québec		17	17	38
Société générale de financement du Québec(2)		1 532	1 532	1 265
Société Innovatech du Grand Montréal		241	241	199
Société Innovatech du Sud du Québec		15	15	13
Société Innovatech Québec et Chaudière-Appalaches		58	58	42
Société Innovatech Régions ressources		8	8

Total	12	17 111	17 123	15 116

(1)
These enterprises are wholly-owned by the Gouvernement du Québec.

(2)
Equity value was determined on the basis of audited financial statements as at December 31, 1999, and adjusted according to unaudited interim results as at March 31, 2000.

(3)
Equity value was determined on the basis of audited financial statements as at December 31, 1999.

MATURITY OF LOANS AND ADVANCES

Loans and advances to the Centre recherche industrielle du Québec mature in 2000-2001, and those of Hydro-Québec have no fixed maturity date.

APPENDIX 14

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

SUMMARY OF THE FINANCIAL STATEMENTS OF GOVERNMENT ENTERPRISES

	2000						1999
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
Centre de recherche industrielle du Québec	25	34	(9)	17	40	23	25
Commission de la santé et de la sécurité du travail(1)	2 575	1 840	735	8 252	7 810	(442)	(1 177)
Corporation d'hébergement du Québec	221	221		3 950	4 358	408	336
Financement-Québec	4		4	3 834	3 848	14	10
Fonds d'indemnisation du courtage immobilier(1)					3	3	3
Hydro-Québec(2)	9 808	8 726	1 082	43 825	58 241	14 416	13 787
Immobilière SHQ(1)	236	236		2 476	2 490	14	14
Loto-Québec	3 444	2 118	1 326	510	643	133	94
Régie de l'assurance-dépôts du Québec(1)	20	1	19	1	182	181	162
Société de développement de la Baie James(2)	18	18		6	9	3	3
Société de l'assurance automobile du Québec(2)	1 337	1 206	131	5 452	6 024	572	441
Société des alcools du Québec	1 412	970	442	325	372	47	46
Société des établissements de plein air du Québec	68	57	11	56	65	9	(3)
Société générale de financement du Québec(2)	958	819	139	406	1 938	1 532	1 251
Société Innovatech du Sud du Québec	1	3	(2)		15	15	13

Amounts carried forward	20 127	16 249	3 878	69 110	86 038	16 928	15 005

APPENDIX 14

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

SUMMARY OF THE FINANCIAL STATEMENTS OF GOVERNMENT ENTERPRISES

	2000						1999
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
Amounts brought forward	20 127	16 249	3 878	69 110	86 038	16 928	15 005
Société Innovatech du Grand Montréal	16	10	6	1	242	241	199
Société Innovatech Québec et Chaudière-Appalaches	12	6	6		58	58	42
Société Innovatech Régions ressources	1	1			8	8

	20 156	16 266	3 890	69 111	86 346	17 235	15 246
Adjustments: (3)			53			(124)	(166)

	20 156	16 266	3 943	69 111	86 346	17 111	15 080

(1)
These results were derived from audited financial statements as at December 31, 1999. The net assets of the Commission de la santé et de la sécurité du travail (CSST), including assessments collected from employers, may not be used for purposes other than those relating to its mandates. Adjustments take into account unaudited interim results as at March 31, 2000.

(2)
These results were derived from audited financial statements as at December 31, 1999, and adjusted according to unaudited interim results as at March 31, 2000.

(3)
These adjustments may be attributed mainly to the use of results derived from financial statements presented on different dates and to the application of different accounting policies. In addition, certain items recorded as net equity were charged to results for a value of $11 million.

  APPENDIX 14

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2000

COMMITMENTS OF GOVERNMENT ENTERPRISES

Hydro-Québec

Hydro-Québec has provided for a capital investment of $2 225 million for 2000.

Guarantees issued by Hydro-Québec to cover all or part of a loss stemming from a guarantee issued by a third party and for which the Government did not act as a guarantor totalled $672 million as at March 31, 2000. The guarantees were issued mainly for Hydro-Québec subsidiaries.

CONTINGENCIES OF GOVERNMENT ENTERPRISES

Commission de la santé et de la sécurité du travail

On May 26, 1988, the Supreme Court of Canada ruled that the Act respecting occupational health and safety was not applicable to businesses under federal jurisdiction. Following this ruling, the Commission reimbursed these employers for assessments that were wrongfully paid, including interest of 5% per year.

However, lawsuits were filed in Québec Superior Court by several out-of-province transportation firms which consider themselves to be under federal jurisdiction. They are claiming full reimbursement of the assessments paid to the Commission for the period 1981-1988, inclusively, rather than just the portion of assessments applicable under the Act respecting occupational health and safety. These firms are also claiming interest on their eventual refunds at the rate set under section 28 of the Act respecting the Ministère du Revenu, rather than the 5% rate determined by the Commission. These lawsuits total approximately $46 million not including the claim for interest.

The Commission is unable to predict the outcome of these lawsuits.

APPENDIX 15

LONG-TERM INVESTMENTS
AS AT MARCH 31, 2000
(in millions of dollars)

GOVERNMENT INVESTMENTS

	2000				1999
	Shares and capital investments	Bonds and notes	Loans and advances	Total	Total
Municipalities and municipal bodies:
Municipalities			14	14	20
Municipal bodies			4	4	4

			18	18	24

Individuals, enterprises and other
Students			578	578	460
Enterprises	143		819	962	1 185
Survivor's pension plan			361	361	317
Other		94	312	406	348

	143	94	2 070	2 307	2 310
Allowance for doubtful accounts			531	531	581

	143	94	1 539	1 776	1 729

	143	94	1 557	1 794	1 753

Note:	Loans and advances to municipalities and municipal bodies bear interest at rates of 6.3% to 10.0%.
Loans and advances to students bear interest at rates of 5.0% to 14.9%.
Loans to enterprises usually bear interest at the average rate of 8.5%.
The loan on the survivor's pension plan bears interest at a rate of 12.7% while all other loans bear interest at various rates of up to 12.0%.

MATURITY OF INVESTMENTS

2000
2001	399
2002	325
2003	124
2004	125
2005	140

1 113
2006-2010	342
2011-2015	54
2016-2020	143

1 652
No fixed maturity date	142

1 794

APPENDIX 16

OTHER ACCOUNTS
AS AT MARCH 31, 2000
(in millions of dollars)

	2000	1999
		(Note 2)
Deferred expenses	169	260
Unrealized foreign exchange loss	1 345	1 741

	1 514	2 001

APPENDIX 17

COMMITMENTS AND CONTINGENCIES
AS AT MARCH 31, 2000
(in millions of dollars)

COMMITMENTS

	2000		1999
			(adjusted)
TRANSFERS
For repayment of the principal on borrowings for capital expenditures:
School boards and educational institutions	6 513		6 289
Health and social services institutions	3 827		3 640
Municipalities and municipal bodies	2 993		2 955
Other beneficiaries	257		249

	13 590		13 133

For other capital expenditures:
School boards and educational institutions	2 254		2 066
Health and social services institutions	1 686		1 583
Municipalities and municipal bodies	892		1 053
Other beneficiaries	681		580

	5 513		5 282

	19 103		18 415
OTHER			45

	19 103	*	18 460	*

*
Commitments in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

APPENDIX 17

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

SUMMARY SCHEDULE OF TRANSFER COMMITMENTS
FOR REPAYMENT OF THE PRINCIPAL ON BORROWINGS
FOR CAPITAL EXPENDITURES

Maturity	School boards	General and vocational colleges	Universities	Health and social services institutions	Municipalities and municipal bodies	Other beneficiaries	Total
2001	404	213	344	673	363	40	2 037
2002	699	184	244	393	277	85	1 882
2003	662	249	384	669	290	35	2 289
2004	289	123	154	682	296	39	1 583
2005	237	151	218	224	276	40	1 146

	2 291	920	1 344	2 641	1 502	239	8 937
2006-2010	1 213	261	333	867	716	18	3 408
2011-2015	62	15	40	156	313		586
2016-2020	15	8	3	76	274		376
2021-2025	1	4		64	96		165
2026-2030		3		19	62		84
2031-2035				4	26		30
2036-2040					4		4

	3 582	1 211	1 720	3 827	2 993	257	13 590

Note:  This schedule was drawn up according to the dates shown on the bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

APPENDIX 17

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

GUARANTEED FINANCIAL INITIATIVES

	2000	1999
Government agencies and enterprises
Hydro-Québec(1)	38 165	39 128
Investissement-Québec(1)	944	663
Société d'habitation du Québec(1)	121	242
Other	56	57

	39 286	40 090

Individuals and corporations
Loans to farm producers(1)	3 443	3 096
Loans to students(1)	3 340	3 256
Other loans	110	128

	6 893	6 480

Total guaranteed financial initiatives	46 179	46 570
Less:
Allowance for losses on guaranteed financial initiatives	814	883

NET GUARANTEED FINANCIAL INITIATIVES	45 365	45 687

(1)
See additional information on following pages.

APPENDIX 17

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

HYDRO-QUÉBEC LOAN GUARANTEES(1)(4)

	2000			1999
	Authorized	Contingent liabilities(2)		Contingent liabilities(2)
Negotiable bonds
In Canadian dollars		15 441		14 762
In U.S. dollars		13 590		14 828
Other currencies		2 482		3 157

	31 513	31 513		32 747

Other borrowings
In Canadian dollars		2 253		1 706
In U.S. dollars		3 025		3 138
Other currencies		1 821		1 954

	17 093	7 099		6 798

Total		38 612		39 545
Less: Sinking fund		447	(3)	417	(3)

	48 606	38 165		39 128

(1)
The Gouvernement du Québec, which is Hydro-Québec's sole shareholder, guarantees loans contracted in various currencies by this enterprise. The value of assets in Hydro-Québec, as shown in Appendix 14, was $58 241 million as at March 31, 2000 ($57 831 million as at March 31, 1999).

(2)
Loan guarantees are shown at their Canadian equivalent at the rates in effect on March 31, 2000.

(3)
Includes Gouvernement du Québec bonds worth $217 million as at March 31, 2000 ($198 million as at March 31, 1999).

(4)
Loan guarantees bear interest at fixed and variable rates and mature at various dates until 2031.

INVESTISSEMENT-QUÉBEC LOAN GUARANTEES(1)(2)

	2000		1999
	Authorized	Contingent liabilities	Contingent liabilities
Loan guarantees in effect:
Business start-up and re-start investment and support programs		103	173
Various programs		488	317
Authorized loan guarantees not in effect:
Various programs		353	173

	1 179	944	663

Allowance for losses on guaranteed financial initiatives		(190)	(261)

		754	402

(1)
The Government guarantees the payment of principal and interest on the loans concerned under the Act respecting Investissement-Québec and Garantie-Québec (R.S.Q., c. I-16)

(2)
The total value of securities received as loan guarantees was $143 million as at March 31, 2000.

APPENDIX 17

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

SOCIÉTÉ D'HABITATION DU QUÉBEC LOAN GUARANTEES(1)

	2000		1999
	Authorized	Contingent liabilities	Contingent liabilities
Renovation asssistance program(2)		6	141
Assistance program for community housing(3)		5	5
Achat-Rénovation and Accès Logis programs(4)		110	96

	121	121	242

Allowance for losses on guaranteed financial initiatives		(5)	(8)

		116	234

(1)
The Société d'habitation du Québec (SHQ) guarantees the reimbursement of losses of principal and interest under the Act respecting the Société d'habitation du Québec (R.S.Q., c. S-8).

(2)
Loans from financial institutions guaranteed by the SHQ and granted to individuals who contracted borrowings to carry out home renovations. These loans are guaranteed for three years and may be extended for an additional year.

(3)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for a period of 25 years. The organizations are responsible for paying the interest on these loans, which finance the cost of buildings.

(4)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for periods of 15 and 25 years. The SHQ reimburses the interest on loans guaranteed for 15 years, while the organizations pay that on those guaranteed for 25 years. The loans finance the cost of buildings.

FARM PRODUCER LOAN GUARANTEES(1)

	2000		1999
	Authorized	Contingent liabilities	Contingent liabilities
Act respecting the Société de financement agricole (R.S.Q., c. S-11.0101)		2 643	2 193
Act respecting farm financing (R.S.Q., c. F-1.2)		469	549
Act to promote long term farm credit by private institutions (R.S.Q., c. C-75.1)		254	304
Various acts		77	50

	3 434	3 443	3 096

Allowance for losses on guaranteed financial initiatives		(45)	(46)

		3 398	3 050

(1)
Balances of principal and interest on loans for which the Fonds d'assurance-prêts agricoles et forestiers reimburses losses and covers related charges.

APPENDIX 17

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2000
(in millions of dollars)

STUDENT LOAN GUARANTEES(1)

	2000		1999
	Authorized	Contingent liabilities	Contingent liabilities
Loans for which the Government pays interest
Borrowers are students		1 305	1 465
Loans for which borrowers are responsible for repaying principal and interest		1 972	1 719
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest		63	72

	3 340	3 340	3 256

Allowance for losses on guaranteed financial initiatives		(517)	(507)

		2 823	2 749

(1)
The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 18

SUMMARY OF TRANSACTIONS OF A FIDUCIARY NATURE CONDUCTED BY
GOVERNMENT AGENCIES AND FUNDS
AS AT MARCH 31, 2000
(in millions of dollars)

	2000				1999
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
					(adjusted)
Caisse de dépôt et placement du Québec(1)	19 197	100 263	12 498	81 066	68 568
Comité Centraide — public sector(1)	7	7
Commission administrative des régimes de retraite et d'assurances:(1)
RREGOP	74	34 288	4 556	34 214	29 658
PPFETQ		122	15	122	107
Supplementary benefits plans	13	275	34	262	228
Commission de la construction du Québec(1)
General Fund	18	25	4	7	3
Supplemental pension plan — general account	53	3 553	412	3 500	3 088
Supplemental pension plan — pensioners' account	2	3 175	491	3 173	2 682
Other	261	1 541	230	1 280	1 050
Curateur public (Le)(1)	36	256	12	220	208
Fonds central pour le bénéfice des personnes incarcérées(1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec(2)		4	1	4	3
Fonds d'assurance-récolte and Fonds d'assurance-stabilisation des revenus agricoles(2)	280	253	89	(27)	(116)
Fonds de contrats à terme(2)	5	5
Travel Agents' Security Funds(2)	8	7	2	(1)	(3)
Support Payments Fund(2)	306	306
Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes(2)	1	21	(1)	20	21
Fonds d'indemnisation des services financiers(1)	1	2		1	1
Trust Funds(2)	533	533
Fonds national de formation de la main-d'oeuvre(2)	2	75	30	73	43
Hydro-Québec — Pension Plan(1)	13	8 971	707	8 958	8 251
Régie des rentes du Québec(2)
Fonds du régime de rentes du Québec	518	18 828	2 156	18 310	16 154
Other	17	20	1	3	2

	21 345	172 532	21 237	151 187	129 950
Less: Funds entrusted to the Caisse de dépôt et placement du Québec		61 110	8 265	61 110	52 845

	21 345	111 422	12 972	90 077	77 105

(1)
Financial statements as at December 31, 1999.
(2)
Financial statements as at March 31, 2000.

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